UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010
Osteotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34612	13-3357370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way Eatontown, New Jersey	07724

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 542-2800
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On November 16, 2010, Osteotech, Inc. (“Osteotech”) completed its merger with England Merger Corporation (“Merger Sub”), a wholly owned direct subsidiary of Medtronic Sofamor Danek, Inc. (“MSD”) and a wholly owned indirect subsidiary of Medtronic, Inc. (“Medtronic”), whereby Merger Sub merged with and into Osteotech with Osteotech continuing as the surviving corporation and a wholly owned subsidiary of Medtronic (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of August 16, 2010 (the “Merger Agreement”), among Osteotech, Medtronic, MSD and Merger Sub, which was approved by Osteotech’s stockholders at a special meeting held on November 9, 2010. The events described below took place in connection with the consummation of the Merger.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The disclosures under the Introductory Note, Item 3.01, Item 3.03 and Item 5.01 hereof are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 16, 2010, Osteotech notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and that, pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.01 per share, of Osteotech (the “Osteotech Common Stock”) was converted into the right to receive $6.50 in cash, without interest (the “Merger Consideration”). As a wholly owned subsidiary of Medtronic, Osteotech no longer meets the listing requirements for inclusion on the NASDAQ Global Market set forth in Rule 5315 of the NASDAQ Stock Market Rules. As a result, on November 16, 2010, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the Osteotech Common Stock. Osteotech will file with the SEC a certification and notice of termination of registration on Form 15, requesting that the Osteotech Common Stock be deregistered under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of Osteotech under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03. Material Modification to Rights of Security Holders.
The Merger Agreement was approved by Osteotech’s stockholders at the special meeting of Osteotech’s stockholders held on November 9, 2010, and the Merger was consummated on November 16, 2010.
Under the terms of the Merger Agreement, each outstanding share of Osteotech Common Stock was converted into the right to receive the Merger Consideration.
Under the terms of the Merger Agreement, each option to purchase Osteotech Common Stock that was outstanding as of the effective time of the Merger was canceled in exchange for the right to receive in cash the amount, if any, by which the Merger Consideration exceeds the exercise price, multiplied by the number of shares subject to such option. Each unvested restricted stock unit that was outstanding immediately prior to the effective time of the Merger was, at such time, canceled in exchange for the right to receive in cash the Merger Consideration.
Upon the effective time of the Merger, holders of Osteotech Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in Osteotech (other than the right to receive the Merger Consideration).
The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Osteotech’s Current Report on Form 8-K filed with the SEC on August 17, 2010 and is hereby incorporated by reference.
Upon the effective time of the Merger, that certain Rights Agreement by and between Osteotech and Registrar And Transfer Company, dated as of January 22, 2010, as amended August 16, 2010, was automatically terminated in accordance with its terms and the Rights (as defined in the Rights Agreement) issued thereunder were canceled.

Item 5.01. Changes in Control of Registrant.
As a result of the Merger, Merger Sub merged with and into Osteotech, with Osteotech continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Medtronic. Accordingly, a change in control of Osteotech occurred pursuant to the Merger. The total amount of Merger Consideration to be paid is approximately $123.6 million. The source of the funds for the Merger is the available cash resources of Medtronic. The disclosures under the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 hereof are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger on November 16, 2010, Messrs. Owusu-Akyaw, Fallon, Galliker, Laurencin, Palmisano and Shannon ceased serving on the Board Directors of Osteotech and the following directors of Merger Sub immediately prior to the effectiveness of the Merger became the directors of Osteotech: Gary L. Ellis, D. Cameron Findlay and Doug A. Hoekstra.
Upon the effectiveness of the Merger on November 16, 2010, the officers of Osteotech were replaced with the officers of Merger Sub immediately prior to the effectiveness of the Merger. The officers of the surviving corporation are as follows: Christopher J. O’Connell, President; Gary L. Ellis, Vice President and Chief Financial Officer; D. Cameron Findlay, Vice President and Secretary; Doug A. Hoekstra, Vice President and Controller; Philip J. Albert, Vice President; and Keyna P. Skeffington, Assistant Secretary.
Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
In connection with the Merger and pursuant to the terms of the Merger Agreement, the Restated Certificate of Incorporation of Osteotech, as amended, was amended in its entirety to be substantially identical to the certificate of incorporation of Merger Sub in effect as of the effective time of the Merger, but with the name of the surviving corporation amended as “Osteotech, Inc.” In connection with the Merger and pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub became the bylaws of the surviving corporation. Copies of Osteotech’s certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger among Medtronic, Inc., Medtronic Sofamor Danek, Inc., England Merger Corporation and Osteotech, Inc. dated as of August 16, 2010 (incorporated herein by reference to Exhibit 2.1 to Osteotech, Inc.’s Current Report on Form 8-K filed on August 17, 2010).

3.1	Amended and Restated Certificate of Incorporation of Osteotech, Inc.

3.2	Bylaws of Osteotech, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2010

OSTEOTECH, INC.
	By:	/s/ Gary L. Ellis
Gary L. Ellis
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

2.1	Agreement and Plan of Merger among Medtronic, Inc., Medtronic Sofamor Danek, Inc., England Merger Corporation and Osteotech, Inc. dated as of August 16, 2010 (incorporated herein by reference to Exhibit 2.1 to Osteotech, Inc.’s Current Report on Form 8-K filed on August 17, 2010).

3.1	Amended and Restated Certificate of Incorporation of Osteotech, Inc.

3.2	Bylaws of Osteotech, Inc.